EXHIBIT 4
                                                                       ---------

                            JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each undersigned hereby agrees to the joint filing with the other reporting person on behalf of each of the undersigned of a statement on
Schedule 13D with respect to the ordinary shares, nominal value Euro 0.40 per share, of Publicis Groupe S.A. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

      IN WITNESS HEREOF, the undersigned hereby execute this Agreement on this 7th day of October, 2002.


                                    /s/ Elisabeth Badinter
                                    -----------------------------------------
                                    Elisabeth Badinter


                                    SOCIETE ANONYME SOMAREL

                                    /s/ Elisabeth Badinter
                                    -----------------------------------------
                                    Name: Elisabeth Badinter
                                    Title: President du conseil d'administration